Exhibit 99.1

United Community Banks, Inc. Fixed Income Presentation June 2020 Member FDIC. © 2020 United Community Bank

Disclosures & Forward Looking Statements

This presentation has been prepared by United Community Banks, Inc. ("United") solely for informational purposes based on information regarding its operations, as well as information from public sources.

Cautionary Note Regarding Forward Looking Statements

This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about the Company, the Bank and their respective subsidiaries. Forward-looking statements are neither statements of historical fact nor assurance of future performance and generally can be identified by the use of forward-looking terminology such as "believes", "expects", "may", "will", "could", "should", "projects", "plans", "goal", "targets", "potential", "estimates", "pro forma", "seeks", "intends", or "anticipates", or similar expressions. These forward-looking statements speak only as of the date hereof, and are based on management's current assumptions, beliefs and information. As such, the Company's actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors, certain of which are discussed in more detail in the Company's periodic reports filed with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company's objectives or plans will be achieved. The forward-looking statements contained herein reflect the Company's beliefs, estimates and predictions as of the date hereof, and the Company undertakes no obligation to revise or update the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events for any reason, except as required by law.

Non-GAAP Measures

This presentation includes financial information determined by methods other than in accordance with generally accepted accounting principles ("GAAP"). This financial information includes certain operating performance measures, which exclude merger-related and other charges that are not considered part of recurring operations. Such measures include: "Diluted earnings per share – operating," "Tangible book value per share," "Return on common equity – operating," "Return on tangible common equity – operating," "Return on assets – operating," "Return on assets – pre-tax, pre-provision, excluding merger-related and other charges," "Efficiency ratio – operating," "Expenses – operating," and "Tangible common equity to tangible assets."

Management has included these non-GAAP measures because it believes these measures may provide useful supplemental information for evaluating United's underlying performance trends. Further, management uses these measures in managing and evaluating United's business and intends to refer to them in discussions about our operations and performance. Operating performance measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP, and are not necessarily comparable to non-GAAP measures that may be presented by other companies. To the extent applicable, reconciliations of these non-GAAP measures to the most directly comparable GAAP measures can be found in the 'Non-GAAP Reconciliation Tables' included in the exhibits to this presentation.

Additional Information

This presentation does not constitute an offer to sell, or a solicitation of an offer to buy, any securities of United by any person in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. Neither the SEC nor any other regulatory body has approved or disapproved of the securities of United or passed on the accuracy or adequacy of this presentation. Any representation to the contrary is a criminal offense. Securities of United are not deposits or insured by the Federal Deposit Insurance Corporation or any other agency.

United has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC relating to the offering of senior notes. The offering of senior notes will be made only by means of the prospectus in that registration statement and related preliminary prospectus supplement, which will be filed with the SEC. Before you invest in any potential offering of senior notes, you should read the prospectus, the related preliminary prospectus supplement and other documents United has filed with the SEC for more complete information about United and the potential offering. When available, you may get these documents for free by visiting EDGAR on the SEC website, www.sec.gov. Alternatively, United will arrange to send you the prospectus and the related prospectus supplement after filing if you request it.

In connection with its proposed merger (the "Merger") with Three Shores Bancorporation, Inc. ("Three Shores"), the Company has filed a registration statement on Form S-4 (File No. 333-237862) with the Securities and Exchange Commission ("SEC"). The registration statement contains the proxy statement of Three Shores and the prospectus of the Company that has been sent to Three Shores' shareholders seeking their approval for the Merger and to register the shares of the Company's common stock to be issued in the Merger. INVESTORS AND SECURITY HOLDERS, PRIOR TO MAKING ANY INVESTMENT OR VOTING DECISION, ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS THAT IS A PART OF THE REGISTRATION STATEMENT (AND ANY OTHER DOCUMENTS FILED WITH THE SEC CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT/PROSPECTUS) BECAUSE SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER, UNITED OR THREE SHORES. The registration statement and other documents filed with the SEC may be obtained for free on the SEC's website at www.sec.gov. The definitive proxy statement/prospectus is also available for free on the Company's website at www.ucbi.com.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

U UNITED

Issuer United Community Banks, Inc. (NASDAQ: UCBI) Security [ Ɣ ]% Fixed - to - Floating Rate Senior Notes Principal Amount $ Rating BBB+ by Kroll Bond Rating Agency Term 10 years Use of Proceeds General corporate purposes Joint Bookrunning Managers US Bancorp, Morgan Stanley Terms of Proposed Offering 3 Optional Redemption Callable at Par after 5 years

United Community Banks, Inc.

Committed to Service Since 1950


Regional Full Service Branch Network
National Navitas and SBA Markets
Branches
United Community
Three Shores

Premier Southeast Regional Bank

- Headquartered in Blairsville, GA with an executive office in Greenville, SC.
- Metro-focused branch network with locations in the fastest growing MSAs in the Southeast
- 142 branches, 7 loan production sites, and 5 mortgage loan offices across GA | NC | SC | TN
- Expansion into key Florida markets with Three Shores acquisition
- Top 10 market share in GA and SC
- Proven ability to integrate bank transactions – 8 transactions over the past 10 years

Extended Navitas and SBA Markets

- Offered in 48 states across the continental U.S.
- SBA business has both in-footprint and national business (4 specific verticals); $27MM 1Q20 originations
- Navitas subsidiary lends on essential use commercial equipment and makes up 8.5% of loans

1Q 2020 Overview

$13.1 Billion in Assets One of the largest regional banks in the U.S. by assets	**$8.9** Billion in Total Loans
$1.6 Billion Market Cap UCBI (NASDAQ)	**$11.0** Billion in Total Deposits
12.9% CET1	**81%** Loans to Deposits
14.9% Total RBC	**0.99%** Return on average assets - GAAP
0.28% NPAs / Assets	**56.2%** Efficiency ratio – GAAP
0.56% Cost of Deposits One of the lowest cost of deposit bases vs. peers (2)	**55.6%** Efficiency ratio – operating (1)

Market data as of May 28, 2020

(1) See non-GAAP reconciliation table slides in the Appendix for a reconciliation of operating performance measures to GAAP performance measures

(2) Peers defined as members in KBW Regional Banking Index (KRX)

4

Who We Are Cultural Pillars Customer Service Is at Our Foundation High - Quality Balance Sheet x Underwriting conservatism and portfolio diversification x Top quartile credit quality performance x Prudent capital, liquidity and interest - rate risk management x Focused on improving return to shareholders with increasing ROTCE and dividend growth Profitability x Managing a steady margin with minimal accretion income x Fee revenue expansion through focused growth initiatives x Continued operating expense discipline while investing in growth opportunities x Executing on M&A cost savings x High - quality, low - cost core deposit base Growth x Addition of Commercial Banking Solutions platforms (middle - market banking, SBA lending, senior care, income - property lending, asset - based lending, builder finance, renewable energy, equipment finance) and actively pursuing additional lending platforms x Entered into and continue to target new markets with team lift - outs x Continuous emphasis on and enhancement of Mortgage product offerings to drive loan and revenue growth x Acquisitions that fit our footprint and culture and deliver desired financial returns 5 Full - Service Regional Bank with a Strong Culture Rooted in Sound Credit Underwriting & Growth

6 CONFIDENTIAL Awards and Recognition 6 Our Expertise Our markets are led by local presidents with deep roots in their communities The United Difference The Bank That SERVICE Built ® x Always Personal x Always Convenient x Always Focused on You We help our customers live better lives by delivering high - quality financial products and services. We live by the “Golden Rule of Banking” — we treat our customers the way we want to be treated. Local decision makers and on - site originators allow for quicker, customized service We are supported by the best bankers in the industry as proven by our high customer satisfaction scores This market and industry expertise enables tailored delivery of products and services The Bank That SERVICE Built Who We Are

Experienced and Proven Leadership



H. Lynn Harton
Chairman and CEO

- ✓ Over 35 years in banking
- ✓ Former EVP of Commercial Banking for TD Bank and President and CEO of The South Financial Group
- ✓ Previous Executive and C-level roles at BB&T and Regions Bank
- ✓ Served on RMA Board of Directors, RMA Community Bank Council, the CBA National Small Business Banking Committee, and the Equifax Small Business Financial Exchange



Jefferson Harralson
Chief Financial Officer

- ✓ Over 25 years in banking
- ✓ Responsible for finance and reporting, accounting, M&A and investor relations
- ✓ Former Associate Director of Research for Keefe, Bruyette and Woods



Melinda Davis Lux
General Counsel

- ✓ Over 20 years in advising clients as a corporate and M&A attorney
- ✓ Responsible for the bank's legal, compliance and governance affairs
- ✓ Former partner with Womble Bonk Dickinson and Global Board Member of Womble Bond Dickinson International



Rob Edwards
Chief Risk Officer

- ✓ Over 30 years in banking
- ✓ Responsible for the oversight of enterprise risk appetite, framework and culture including credit and operational risk
- ✓ Former EVP & Executive Credit Officer of TD Bank and Chief Credit Officer of The South Financial Group



Rich Bradshaw
Chief Banking Officer

- ✓ Over 25 years in lending; joined the United team in 2014
- ✓ Oversees all branches and the bank's diverse commercial lines of business
- ✓ Former SBA head at TD Bank and Carolina First's SBA programs; President of UPS Capital Business Credit
- ✓ Highly decorated Commander in the U.S. Naval Reserve Intelligence Program (retired)



Mark Terry
Chief Information Officer

- ✓ Over 25 years in information technology
- ✓ Responsible for the bank's information technology operations including infrastructure, data management information security, and application support
- ✓ Former EVP and CIO of The Palmetto Bank and CIO of the Forcht Group of Kentucky



Susie Hooper
Director of Human Resources

- ✓ Over 40 years in banking
- ✓ Responsible for all aspect of human resources include leadership development, talent acquisition, benefits and compensation
- ✓ Has been a United team member since 1989

7

1950 • Union County Bank established in Blairsville, GA 1990 • UCBI makes first acquisition of Citizens Bank in Murphy, NC • Union Bancshares, Inc. name is changed to “United Community Banks, Inc.” 1997 • UCBI reached $1 billion in assets 2001 • All locations become “United Community Bank” making United’s banking style recognizable to 150,000 customers, 16 banks and 49 locations 2002 • UCBI listed on NASDAQ • Assets reach $3 billion 2003 • UCBI acquires First Central Bank in Lenoir City, TN 2010 • UCBI is #1 in Customer Service by CSP • Named J.D. Power Customer Service Champion 2012 • Lynn Harton joins the United team 2013 • UCBI expands into SC with an office Greenville 2014 • Lynn Harton becomes President and COO • UCBI again named J.D. Power Customer Service Champion • Assets reach $7.4 billion 2015 • Lynn Harton becomes President and COO of UCBI • Rob Edward joins the United team • UCBI announces two mergers: FNB / MoneyTree Corp. in Knoxville, TN and Palmetto Banchsares , Inc. in Greenville, SC 2016 • UCBI announces merger with Tidelands Bank in Charleston, SC • UCBI reaches $10 billion in assets; 140 locations and 1,900+ employees • Again named J.D. Power Customer Service Champion 2017 • Completed acquisition of SC based Horry County State Bank • UCBI and Four Oaks Fincorp announce merger agreement (Four Oaks Bank) in the Raleigh, NC MSA • Jefferson Harralson joins the United team 2018 • Completed acquisition of Navitas , a national provider of equipment financing for small and middle size companies, headquartered in Ponte Vedra , FL • Lynn Harton becomes CEO of UCBI 2019 • Completed acquisition of First Madison Bank and Trust located in Athens, GA • Achieved top quartile ROA in 2Q19 • Named one of America’s best banks to work for by American Banker 2020 • Announced merger with Three Shores Bancorporation, Inc. headquartered in Orlando, FL • For six of the past several years, Forbes recognized UCBI on its list of the 100 Best Banks in America UCBI Milestones 8

108 67 12.1 12 9.9 7.3 5.8 3.3 C&I 48% C&D 4% CRE & Multifam. 28% 1 - 4 Family 17% Cons., HE & Other 3%

x One of the Southeast's largest full - service banks, operating 142 offices in Georgia, North Carolina, South Carolina and Tennessee, and diversified national footprint with Navitas and SBA businesses x Culture rooted in excellent customer service, sound credit underwriting and prudent growth x Strong track record of growing earnings and improving profitability x High - quality balance sheet and strong capital base, entering the current pandemic crisis with strength and momentum x Deep and experienced management team x Proven acquirer, with solid track - record of bank integrations 10 Key Investment Highlights

Three Shores Acquisition Overview 11 Member FDIC. © 2020 United Community Bank

Three Shores Transaction Highlights

Consistent With Our Strategy of Acquiring Franchise-Enhancing Companies Within Target Markets

Logical Expansion into Contiguous Florida Markets	✓ Acquisition of attractive commercial banking franchise with 14 branches and $1.5 billion of deposits ✓ Expands United's franchise into key growing and affluent Florida metro areas ▪ Three Shores is located in 7 of the top 20 fastest growing Southeast MSAs [(1)] ▪ Key metro areas include Orlando, Ft. Lauderdale, Tampa and Jacksonville ✓ Entry into markets where United leadership has robust existing knowledge and banking experience
Strong Strategic Fit	✓ Commercial-oriented banking franchise with ~62% of portfolio in C&I and owner- occupied CRE loans ($853 million) ✓ Established private bank and wealth platform with more than $900 million of assets under advisement at year-end ✓ Strong management team with large bank sophistication and established track record in building business banking and private wealth relationships ✓ Well-capitalized institution with solid asset quality results
Complementary Service-Focused Cultures	✓ Brings together two strong banking cultures centered on providing outstanding customer service ✓ Relationship focused credit culture with strong long term results ✓ Highly experienced and engaged banking and support teams ✓ Current CEO Gideon Haymaker to remain with United as President of Florida and Director of Private Banking and Wealth Management
Financially Compelling	✓ Expected EPS accretion of $0.14 - $0.18 in 2021 (first full year of operations, updated as of May 21, 2020) ✓ Manageable book dilution and earnback period consistent with stated acquisition criteria ✓ Expected to improve United's efficiency ratio and ROTCE by 100+ bps each ✓ Potential funding and revenue synergies contemplated but not modeled

Source: S&P Global Markets, Company Materials (as of 12/31/19)

Note:

1. Based on projected population growth; Includes MSAs with a population of greater than 300,000

12

13 C&I 25% Owner Occupied CRE 18% C&D 12% 1 - 4 Family 23% C&I 48% Non Owner Occupied CRE 13% C&D 4% 1 - 4 Family 17% C&I 21% Owner Occupied CRE 18% C&D 14% 1 - 4 Family 24% Non - Interest Bearing 30% Time Deposits 18% Interest Bearing Non Time 52% Non - Interest Bearing 19% Time Deposits 19% Interest Bearing Non Time 61% Non - Interest Bearing 32% Time Deposits 18% Interest Bearing Non Time 50% Deposit Composition (1) Loan Composition (1) Pro Forma Total Deposits: $12.5 billion Cost of Deposits: 0.67% Total Deposits: $10.9 billion Cost of Deposits: 0.61% Total Deposits: $1.5 billion Cost of Deposits: 1.13% Total Loans: $10.2 billion Yield on Loans: 5.2% Total Loans: $8.9 billion Yield on Loans: 5.3% Total Loans: $1.4 billion Yield on Loans: 4.8% Non Owner Occupied CRE 18% Cons., HE & Other 4% Owner Occupied CRE 14% Non Owner Occupied CRE 19% Cons., HE & Other 4% Cons., HE & Other 4% Source: S&P Global Markets Note: 1. Loan and deposit information as of 12/31/2019 regulatory reported data

Key Transaction Assumptions and Results

Consideration	• 0.3300 shares of United common stock for each share of Three Shores' common stock • $25 million of options and follow-on rights cashed out at close	
Transaction Value	• Deal value of ~$180 million inclusive of value to options and follow-on rights [(1)] • ~7x Three Shores 2019 earnings[(2)] with cost savings [(3)] • ~1.1x Three Shores' stated tangible book value [(3)] • Core deposit premium of 1.3% [(4)]	
Pro Forma Ownership	• 91% United / 9% Three Shores	
Cost Savings	• 24% of Three Shores' estimated non-interest expense ($9 million pre-tax)	
One Time Expenses	• Pre-tax one-time expenses of $15 million	**Updated as of May 21, 2020**
Credit Mark	• Credit marks of 2.1% of gross loans ($27 million) → • ~3x Three Shores' non-performing loans • PCD credit mark of $18 million and non-PCD credit mark of $9 million → • Additional $15 million estimated allowance related to CECL →	• 3.4% ($45.6 million) • $32.4 million / $13.2 million • $11.6 million
Financial Impacts and Returns	• Expected to be $0.12 - $0.14 accretive to EPS on a fully phased in basis → • Manageable book value dilution and earnback within stated threshold • Expected to improve ROTCE and Efficiency Ratio by 100+ bps each • Pro forma Common Equity Tier 1 Capital Ratio at close of 12.4%	• $0.14 - $0.18
Expected Closing	• 3Q 2020	

Note:
1. Reflects 0.330 per share exchange ratio based on United stock price of $18.98 as of market close March 9, 2020 and Three Shores' common share count of 24.7 million; deal value reflects value to options and follow-on rights cashed at close
2. Three Shores 2019 earnings adjusted to exclude $5 million pre-tax charge related to loan fraud in 1Q'19
3. Reflects fully diluted deal value inclusive of value to options and follow-on rights; tangible book value assumes preferred equity converts to common
4. Core deposits based on Three Shore's total deposits less jumbo time deposits

14

Seaside has limited exposure in selected segments: • Restaurants: $10 million primarily to one well - known, strong operator • Hotels: $22 million in low Loan - to - Value (LTV) loans to reputable flags • Senior Care: $30 million with strong financial guarantors 15 Note: 1. COVID response statistics and exposure as of May 4, 2020, except deferrals which are as of May 20, 2020. Acquisition Summary & COVID - 19 Update

COVID - 19 Update 16 Member FDIC. © 2020 United Community Bank

C&I 48% C&D 4% CRE & Multifam. 28% 1 - 4 Family 17% Cons., HE & Other 3%

Supporting Our Employees, Customers, and Managing Our Risk

Employees

Safety

- ✓ Doubled remote access bandwidth to allow for more capacity to work from home if needed—brought capacity to 900 from 350 previously
- ✓ Bought and issued additional laptops to further increase efficiency for home workers
- ✓ Implemented an extra 10 days of paid time off to be used in the case of quarantine, isolation, family care needs or lack of child care related to COVID-19 illness or other related scenario
- ✓ Allowing up to 10 unused 2020 vacation days to be carried over into 2021 if employees are unable to use their full 2020 days due to COVID-19
- ✓ While not specifically COVID-19 related, in the first quarter we established a Minimum Wage Per Hour Enhancement Project to better reward and retain key employees that are on the front lines and those who support each of us every day
- ✓ For responsibilities critical to be "on site" we have:
  - ✓ Created rotations to ensure significant space between employees
  - ✓ Enhanced cleaning products used to comply with CDC guidelines
  - ✓ Increased hand sanitizer in all locations

Communication

- ✓ 12 all-employee emails and 7 all-employee voicemails from Lynn Harton (from Mar 3- Apr 30)
- ✓ COVID-19/PPP loan intranet resource created
- ✓ Share the Good internal campaign with over 50 "good stories" submissions

Customers

Service

- ✓ Flexible deferral options where needed
- ✓ Foreclosures on consumer and commercial properties deferred
- ✓ Committing to lead in the PPP program
- ✓ Waiving fees for loan payments by phone and fees for customers using non-UCB ATMs
- ✓ Modifying all branches to drive-thru only service model, with lobbies available by appointment
- ✓ Leveraging our "commitment to lend" into customer growth, opening commercial DDAs at nearly 3x our normal run rate during the first two weeks of April
- ✓ Commitment to communicate updates, including a significant increase in emails used to alert customers on our PPP loan process

Digital & Social Media

- ✓ Increasing mobile capture limits to enhance customer experience and reduce branch traffic
- ✓ Eliminating mobile capture fees and giving flexibility in waiving NSF fees for impacted clients
- ✓ Leveraging our investments online with 918 retail accounts opened digitally from 3/1-4/16
- ✓ 96% growth on engagement since January 2020 on social media channels
- ✓ 9.2% growth in LinkedIn, 25% growth in Twitter and 9% growth in Facebook followers from 1/1– 4/30

Risk

Monitoring

- ✓ Identified, defined and tracked key metrics to determine impact to customers, shareholders and employees
- ✓ Created centralized communication channel for efficient notification of any pandemic impact to branch operations network
- ✓ Heightened online security incident and event management (SIEM) monitoring for increase in number or employees leveraging remote access
- ✓ Enhanced fraud and phishing awareness through increased frequency of communications focused on pandemic scams
- ✓ Implemented Remote Access Vulnerability Testing due to increased remote access users

Info Security

- ✓ Leveraging our "commitment to lend" into customer growth, opening commercial DDAs at nearly 3x our normal run rate during the first two weeks of April
- ✓ Commitment to communicate updates, including a significant increase in emails used to alert customers on our PPP loan process

Health

- ✓ Continually monitoring govt. orders and CDC guidance to adjust our response actions accordingly
- ✓ Thermometers available at operational sites
- ✓ Distancing operational teams with critical functions that must be performed on site

18

Supporting our Employees: Communications Supporting our Customers: Service 140,000 145,000 150,000 155,000 160,000 165,000 170,000 December January February March April Active Digital Customers Supporting Our Customers: Digital United PPP Loan Process (As of May 18) 10,852 Loans Funded $1.13 Billion Funded 0 5 10 15 Week 1 (March 1) Week 2 (March 8) Week 3 (March 15) Week 4 (March 22) Week 5 (March 29) Week 6 (April 5) Week 7 (April 12) Week 8 (April 19) Week 9 (April 26) Unique Emails Sent Per Week Site - wide direct traffic +24% and organic traffic +35% New users up 40%, web sessions up 24%, bounce rates down 43% Supporting Our Employees, Customers, and Managing Our Risk

Financial Results 20 Member FDIC. © 2020 United Community Bank

$18.93 $20.53 $20.80 $14.93 $16.28 $16.52 1Q19 4Q19 1Q20 Book Value Per Share GAAP Operating (1) $0.40 Diluted earnings per share - GAAP $0.41 Diluted earnings per share - operating, down 27% YOY 0.99% Return on assets - GAAP 1.01% Return on assets - operating $0.18 Quarterly Dividend, up 13% YOY 1Q20 Highlights (1) See non - GAAP reconciliation table slides in the Appendix for a reconciliation of operating performance measures to GAAP performance $0.55 $0.61 $0.40 $0.56 $0.61 $0.41 1Q19 4Q19 1Q20 Earnings Per Share GAAP Operating (1) 1.44% 1.50% 0 .99% 1.45% 1.50% 1.01% 1Q19 4Q19 1Q20 Return on Assets GAAP Operating (1) $0.16 $0.18 $0.18 1Q19 4Q19 1Q20 Dividends Per Share Dividends per share (1) (1) (1) 21

Source: S&P Global Markets and Company Materials Data for the twelve months ended 12/31 for each respective year, Q1 2020 data for the three months ended 3/31/20 Net interest margin is calculated on a fully - taxable equivalent basis (1) See non - GAAP reconciliation table slides in the Appendix for a reconciliation of operating performance measures to GAAP perf ormance *Annualized 22 Focused on Increasing Profitability Operating ROAA (1) Net Interest Margin Operating Efficiency Ratio (1) Fee Income / Revenue 1.06% 1.09% 1.40% 1.51% 1.01% 2016 2017 2018 2019 1Q20 57.78% 56.67% 55.94% 54.50% 55.59% 2016 2017 2018 2019 1Q20 3.36% 3.52% 3.91% 4.07% 4.07% 2016 2017 2018 2019 1Q20 23.2% 20.0% 17.8% 18.7% 21.1% 2016 2017 2018 2019 1Q20 *

C&I 48% C&D 4% CRE & Multifam. 28% 1 - 4 Family 17% Cons., HE & Other 3%

Attractive Markets – UCBI Deposits RALEIGH GREENVILLE / SPARTANBURG $0.5 bn $1.0 bn $0.5 bn Density of United Branch Locations KNOXVILLE $0.5 bn CHARLESTON / MYRTLE BEACH ATLANTA $2.9 bn Source: S&P Global Market Intelligence UCBI deposits as of 12/31/2019 24

Measured Loan Growth

1Q20 Total Loans $8.9 bn



Residential Construction
Home Equity
Residential Mortgage
Other Consumer
CRE
Commercial Construction
C&I (1)
8%
2%
13%
1%
23%
11%
42%

Granular loan portfolio, with average loan size of $120k

1Q20 Highlights

- ✓ Linked-quarter EOP loan growth was $122mm, or 6% annualized
  - Draws on lines of credit contributed ~ $60mm as utilization moved to 67% from 63% in 4Q19
  - Since Apr 1st, draw activity has been relatively muted
- ✓ Loan production was $919mm in the quarter, up 17% YOY
  - Since Apr 1st, loan production has centered primarily on PPP loans; $1.14bn SBA CARES Act loans approved as of May 18th
- ✓ COVID-19 related loan deferrals booked reached ~$1.4bn as of May 18th
- ✓ Restaurants and hotels each contribute 3% of the total loan portfolio
  - Notably, the portfolio includes $155mm of Shared National Credits outstanding, just $73mm of leveraged lending and very little exposure to non-depository financial institutions
- ✓ Completed $22mm Navitas loan sale in February at a 6% gain

Disciplined, Organic Balance Sheet Growth Supplemented by Acquisitions

Period End Total Loans (2)

$ in billions



$6.92
$7.74
$8.38
$8.81
$8.94
4Q16
4Q17
4Q18
4Q19
1Q20

(1) C&I includes commercial and industrial loans, owner-occupied CRE loans and equipment finance loans
(2) Excludes loans and foreclosed properties covered by loss sharing agreements with the FDIC.

25

Commercial Real Estate Overview

1Q20 Total CRE Loans $3.0bn



Commercial Construction 32%
Income Producing CRE 68%

1Q20 Highlights

- ✓ Commercial Real Estate (CRE) portfolio consists of income producing CRE and commercial construction
- ✓ Outstanding loans of $3.0bn, or 34% of total loans
- ✓ Well-diversified across multiple segments and well balanced exposures vs. broader loan concentration mix
- ✓ Majority of commercial construction loans have LTV between 50-75%
- ✓ Average commercial construction loan size: ~$451k
- ✓ Average income producing CRE loan size: ~$632k
- ✓ CRE Loans / Total RBC: 207%[1]
- ✓ Construction & Development Loans / Total RBC: 79%[1]

1Q20 Commercial Construction $959mm



Land Development - In Process
Raw Land
Land Development - AD
6%
5%
17% Owner Occupied
Income Producing 73%
$731MM Commercial (76%)
$228MM Residential (24%)
Raw Land Builders / Developers
Construction In Process - Presold
Land Development – Subdivisions In Process
8%
9%
24%
Land Development - AD
20%
Construction In Process - SPEC
39%

1Q20 Income Producing CRE $2.1bn



Self Storage
1 – 4 Rental
Office
4%
8%
23%
Other
9%
Warehouse / Industrial
9%
10%
Senior Care
Apartment
7%
12%
18%
Hotels
Retail

Source: S&P Global Markets and Company Materials

1. Commercial Real Estate Loans, Construction & Development Loans and Total Bank Risk-Based Capital based on regulatory classifications
2. Income producing CRE "Other" includes parking garages, airport hangers and RV dealers

26

UNITED

27 x C&I includes commercial & industrial loans, owner - occupied CRE loans and equipment finance loans x Outstanding loans of $3.8bn, or 42% of total loans x Diversified well - balanced portfolio across multiple segments x Top 10 commitments totaled $249mm x Average loan size of $417K 1Q20 Highlights Note: 1. Total C&I includes commercial and industrial loans, owner - occupied CRE loans and equipment finance loans 2. OO CRE “Other” across 11 categories, including construction trade, agriculture, wholesale trade, finance & insurance, telecom , t ransportation & warehousing Equipment Finance , 20% Commercial & Industrial, 35% OO RE , 45% 1Q20 Total C&I Portfolio $3 .8bn 1Q20 Commercial & Industrial – Top 5 Categories by Industry 6% 10% 6% 6% 6% 6% 21% 9% 12% 17% Manufacturing Muni / Edu / Healthcare 1Q20 OO CRE Portfolio $1.7 bn Religious / Civic Retail Trade RE / Rental / Leasing Accom / Food Services Other Srvcs excl. Public Admin (2) Other Arts / Entertain / Rec Professional / Scientific / Tech Srvcs $MM % of Portfolio Manufacturing 184.4$ 14% Municipal, Education, Healthcare, Social 132.4$ 10% Utilities & Information, Telecom, Media 125.6$ 10% Wholesale Trade 101.8$ 8% Real Estate and Rental Leasing 95.3$ 7% Top 5 Industry Segments 639.4$ 49% C&I Overview

Selected Segments – Restaurants & Hotels

Restaurants by Product						
($ millions)	# of Loans		Total Commitment		Total Outstanding
Owner Occupied RE	182	$	104.2	$	96.9
Construction	11	$	17.2	$	13.3
C&I	261	$	57.3	$	49.6
SBA	196	$	51.6	$	44.6
Navitas	7,305	$	94.3	$	94.3
Total	7,955	$	324.6	$	298.7

- ✓ Restaurant exposure totaled $298.7mm as of 1Q20, or 3% of total loans
- ✓ Top 10 commitments totaled $59mm
- ✓ As of April 16th, $61mm of restaurant loans were deferred, which equated to approximately 21% of the total restaurant portfolio outstanding
- ✓ Average loan size of $38K
- ✓ Navitas lends on various essential-use restaurant equipment with an average loan size of $12K

Hotels by Product					
($ millions)	# of Loans		Total Commitment		Total Outstanding
CRE	97	$	262.2	$	232.6
Construction	10	$	75.4	$	53.0
SBA	7	$	7.9	$	7.9
Navitas	438	$	5.9	$	5.9
Total	552	$	351.4	$	299.4

- ✓ $299.4mm hotel exposure as of 1Q20, or 3% of total loans
- ✓ Loan to value low at 52% on average
- ✓ Top Tier brands represent approximately 60% of total committed exposure
- ✓ Over 50% of hotel exposure is located within Atlanta, Columbia, Myrtle Beach, Greenville, Savannah and Florence
- ✓ Top 10 commitments totaled $144mm
- ✓ Average loan size of $542K
- ✓ As of April 16th, $126mm of hotel loans were deferred, which equated to ~42% of the total hotel portfolio outstanding

28

C&I 48% C&D 4% CRE & Multifam. 28% 1 - 4 Family 17% Cons., HE & Other 3%

Managing Our Risk We strive to be a bank that knows our risks, manages and monitors what really matters and makes risk adjusted decisions in line with our Risk Appetite at all levels of the organization. We strive to be a bank where our risk framework provides a competitive advantage over our peers, aiding us in the goal of being cost effective, efficient, impactful and transparent. We exist to instill a risk aware culture at the Bank that supports the strategic initiatives and performance goals of the Bank while integrating principled and informed decision making to ensure the future viability of the institution. We do this by: x Driving the bank’s risk culture, setting the bank’s risk appetite and deploying the bank’s risk governance. x Facilitating management’s understanding and monitoring of the overall risk profile of the Bank. x Providing objective and measurable information about risks that lead to better decisions and more effective dialogue, as well as providing visibility into all risks that can impact the Bank’s ability to deliver its mission. x Assessing risk areas, developing risk management strategies, implementing technological solutions, and determining policies and procedures to control risk 30 We don’t bet the bank x Focus on concentration management – product, customer, and geography We don’t take risks we don’t understand x Consistent conservative customer selection and underwriting philosophies • Relationship based • Footprint centric • Professional, “large bank” credit teams We speak up x Culture of open communication We Follow our 3 Risk Principals ! Risk Philosophy !

Strong Credit Culture & Disciplined Credit Processes

1 Process Change

- ✓ In 2014, centralized and streamlined consumer underwriting and related functions
- ✓ Significantly strengthened commercial process for approvals and monitoring

2 Add Significant Talent

- ✓ CEO with deep knowledge and experience in credit
- ✓ 2015 Rob Edwards brought in to lead team (BB&T, TD Bank)
- ✓ Senior credit risk team includes seasoned banking veterans with significant large bank credit risk experience, through multiple cycles

3 Concentration Management: Size

- ✓ Granular portfolio, with concentration limits set for all segments of the portfolio

Exposure & Industry Limits $MM	
• Legal Lending Limit	$ 358
• House Lending Limit	20
• Relationship Limit	35
• Top 25 Reln's *(7% total loans)*	625
• SNC's outstanding	155
• SNC's committed	192

4 Concentration Management: Geography

- ✓ Four state franchise with mix of metro and rural markets
- ✓ Expansion into Florida market with Three Shores acquisition
- ✓ Diversification with national Navitas and SBA business

5 Concentration Management: Product

- ✓ Construction & CRE ratio as a percentage of Total RBC = 79%/207%
- ✓ C&D > 30% in cycle, now 14.4%
- ✓ Land in C&D $207mm
- ✓ Navitas 8.5% of loans
- ✓ Granular product concentration limits

Structure

- ✓ Centralized underwriting and approval process for consumer credit
- ✓ Distributed Regional Credit Officers (reporting to Credit) for commercial
- ✓ Dedicated Special Assets team
- ✓ Eight of the top twelve credit leaders recruited post-crisis

Process

- ✓ Weekly Senior Credit Committee; approval required for all relationship exposure > $8.5MM
- ✓ Continuous external loan review
- ✓ Monthly commercial asset quality review
- ✓ Monthly retail asset quality review meetings

Policy

- ✓ Continuous review and enhancements to credit policy
- ✓ Quarterly reviews of portfolio limits and concentrations

BUILT TO OUTPERFORM IN THE NEXT CYCLE

31

Entering Crisis with Strength and Momentum

Capital

✓ UCBI coming into the cycle with greater regulatory capital and tangible common equity compared to peers

Capital as of 4Q19		
	TCE %	CET1 %
UCBI	10.3	13.0
KRX Median	9.3	11.6
UCBI vs. KRX	+1.1	+1.4

Profitability

✓ 4Q19 PTPP ROA is 20% higher compared to peers

✓ Efficiency ratio well below peers

Profitability as of 4Q19			
	PTPP Operating ROA %(1)	Efficiency Ratio %	Net Interest Margin %
UCBI	2.0	54.9	3.93
KRX Median	1.7	56.8	3.43
UCBI vs. KRX	+0.3	+1.9	+0.50

Liquidity

✓ Significantly lower loan to deposit ratio

✓ Significantly less wholesale funding creates a more flexible balance sheet

Liquidity as of 4Q19		
	Loans / Deposits %	Reliance on Wholesale Funding(2) %
UCBI	81.4	3.6
KRX Median	94.9	13.7
UCBI vs. KRX	+13.5	+10.2

Funding

✓ Funding base comprised mostly of core deposits; funding costs well below peers

Funding as of 4Q19		
	DDA / Deposits %	Int Exp / Avg Assets %
UCBI	32.0	0.61
KRX Median	24.7	0.80
UCBI vs. KRX	+7.3	+0.19

(1) Pre-tax pre-provision Operating ROA calculated as ROA excluding the effect of income tax expense, provision expense and merger charges

(2) Reliance on Wholesale Funding calculated as (Total Borrowings + Brokered Deposits)/(Total Borrowings + Total Deposits)

32

C&I 48% C&D 4% CRE & Multifam. 28% 1 - 4 Family 17% Cons., HE & Other 3%

- $0.8 $3.8 $9.5 $13.2 $32.0 2016 2017 2018 2019 1Q20 LTM Provision for Credit Losses Strong Credit Quality — UCBI 34 x NCOs elevated at $8.1mm primarily due to a $6.4mm loss on a single C&I loan • Medical testing company with significant P/E failed • Not COVID related • Remaining leveraged loan book of $73mm x The provision for credit losses increased $19mm compared to 4Q19 due to the uncertain environment, while the allowance for credit losses and unfunded commitments increased 35% since 4Q19 to $88mm x NPAs were stable in the quarter; CECL transition added $4mm x NPAs improved in 1Q20 excluding accounting change effect Net Charge - Offs as % of Average Loans 1Q20 Highlights Provision for Credit Losses Non - Performing Assets as % of Total Assets 0.11% 0.08% 0.07% 0.14% 0.20% 2016 2017 2018 2019 1Q20 LTM $ in millions 0.28% 0.23% 0.20% 0.28% 0.28% 4Q16 4Q17 4Q18 4Q19 1Q20 (1) (1) Source: S&P Global Markets

x Navitas 1Q20 NCOs = 0.81% x Navitas had a >4% 1Q20 pretax ROA and could withstand ~4.5% in annualized losses before reporting a loss x Navitas’ cumulative net loss rates have approximated 2% for the last 10 years x Rating agencies have historically assigned Navitas originations with expected through - the - cycle loss rates of 3.1% to 3.8% Strong Credit Quality — Navitas 0.89% 0.84% 0.81% 1Q19 4Q19 1Q20 Net Charge - Offs as % of Average Loans x Top 5 loan categories by industry type account for 35% of total portfolio (eating places 11%, physician offices 8%, fitness facilities 6%, salons 6%, local trucking 4%) x As of April 16 th , $169 million of Navitas loans were deferred, which equated to approximately 22% of the total Navitas loan portfolio Eating Places Physician Offices Fitness Facilities Salons Local Trucking Navitas Deferral % for Top 5 Categories As of April 15 20% 61% 68% 15% 24% 35

Capital Ratios Holding Company 1Q19 4Q19 1Q20 Common Equity Tier 1 Capital 12.4% 13.0% 12.9 % Tier 1 Risk-Based Capital 12.7 13.2 13.1 Total Risk-Based Capital 14.6 15.0 14.9 Leverage 9.9 10.3 10.4 Tangible Common Equity to Tangible Assets 9.8 10.3 10.2 x Capital ratios significantly above “well capitalized” and significantly higher than a year ago x The expected impact of adopting CECL was effectively delayed by United’s election to use the modified five - year transition provision, which added ~7 bps to CET1 in 1Q20 x Quarterly dividend of $0.18 per share x Repurchased a total of 826,482 shares during 1Q20 at an average price of $25.14 for a total of $20.8mm x Share repurchases have been discontinued x Low double leverage at ~104% 36 1Q20 Highlights CET1 Ratio (%) Tier 1 Ratio (%) Total Capital Ratio (%) 11.2% 12.0% 12.2% 13.0% 12.9% 4Q16 4Q17 4Q18 4Q19 1Q20 11.2% 12.2% 12.4% 13.2% 13.1% 4Q16 4Q17 4Q18 4Q19 1Q20 12.0% 13.1% 14.3% 15.0% 14.9% 4Q16 4Q17 4Q18 4Q19 1Q20

Funding & Liquidity: Summary

Overview (as of 1Q20)

- ✓ Strong liquidity profile with the objective to assure sufficient funds are available to meet credit demands, cash flow needs and deposit withdrawals, while also contributing, in conjunction with United's capital position, to safety and soundness in times of stress.
- ✓ Limit wholesale funding, with following concentration limits:
  - No more than 25% Wholesale Funding
  - No more than 10% Brokered CDs
  - No more than 5% non maturity brokered deposits
  - No more than 5% Fed Funds
- ✓ $11.0B of total deposits; loans to deposits ratio of 81%
- ✓ Significant access to contingent liquidity:
  - FHLB available borrowing base of $1.4B with zero outstanding
  - Unpledged Securities of $2.0B
- ✓ Maintain access to other funding markets:
  - Discount Window Borrowing Base of $1.5B, zero outstanding
  - Over $1B of Fed Funds Lines
  - Diversified access to brokered CDs, brokered money market deposits, repo markets & loan sale markets
- ✓ Holding Company Sources of Liquidity
  - Holding Company Cash of ~$140MM
  - Unsecured Line of Credit $50MM
  - Unrestricted Cash and Deposits ~$517MM
- ✓ We manage our liquidity position daily and complete detailed liquidity stress tests monthly, and maintain an unencumbered liquid asset reserve to meet obligations under normal conditions for at least 12 months and a minimum of 30 days under severely adverse liquidity conditions.

Liabilities Mix as of 1Q20



Trust Preferred, 0%
Sub Debt, 1%
Other Liabilities, 2%
Senior Notes, 1%
Brokered CDs, 1%
CDs & IRA, 16%
DDA, 34%
Savings, 10%
NOW/MMA, 35%

81%
Loans to Deposits
One of the lowest vs. peers [1]

Source: S&P Global Markets and Company Reports
As of 3/31/2020
(1) Peers defined as members in KBW Regional Banking Index (KRX)

37

Core Investment Portfolio

Investment Portfolio Strategy

- ✓ We manage our investment portfolio for liquidity, interest rate risk management, and earnings in that priority
- ✓ Target a conservative investment portfolio with all core investments either government / agency related or rated A or better
- ✓ Over the last two years we have reduced the size of the investment portfolio and exited all CLO and collateral swap positions
- ✓ No obligations of any issuer >10% of equity at Mar 31, 2020 (excluding U.S. Government Sponsored Entities)

Securities Portfolio Detail as of 1Q20

Weighted average duration	2.4 Years
Current yield (Tax Equivalent)	2.77%
Book value of securities portfolio	~$2.5 Bn
Securities portfolio as % of total assets	~19%

Core Investment Ratings Composition



NR
<1%
A
8%
AA
12%
AAA
14%
66%
Government / Agency

Core Investment Portfolio



Treasuries
Other
4%
6%
Corporate
8%
26%
Agency CMO
PL CMO
11%
12%
Municipal
14%
Agency CMBS
20%
Agency Pass-through

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Appendix 39 Member FDIC. © 2020 United Community Bank

Non-GAAP Reconciliation Tables

$ in thousands, except per share data

	2016 (1)	2017 (1)	2018 (1)	2019 (1)	1Q20 (1)
Expenses					
Expenses - GAAP	$241,289	$267,611	$306,285	$322,245	$ 81,538
Merger-related and other charges	(8,122)	(14,662)	(7,345)	(7,357)	(808)
Expenses - Operating	$233,167	$252,949	$298,940	$314,888	$ 80,730
Diluted Earnings per share					
Diluted earnings per share - GAAP	$ 1.40	$ 0.92	$ 2.07	$ 2.31	$ 0.40
Merger-related and other charges	0.07	0.14	0.07	0.07	0.01
Impact of tax reform on remeasurement of deferred tax asset	-	0.52	-	-	-
Impairment of deferred tax asset on canceled non-qualified stock options	0.01	-	-	-	-
Release of disproportionate tax effects lodged in OCI	-	0.05	-	-	-
Diluted earnings per share - Operating	1.48	1.63	2.14	2.38	0.41
Book Value per share					
Book Value per share - GAAP	$ 15.06	$ 16.67	$ 18.24	$ 20.53	$ 20.80
Effect of goodwill and other intangibles	(2.11)	(3.02)	(4.00)	(4.25)	(4.28)
Tangible book value per share	$ 12.95	$ 13.65	$ 14.24	$ 16.28	$ 16.52
Return on Tangible Common Equity					
Return on common equity - GAAP	9.41 %	5.67 %	11.60 %	11.89 %	7.85 %
Effect of merger-related and other charges	0.48	0.92	0.41	0.36	0.16
Impact of tax reform on remeasurement of deferred tax asset	-	3.20	-	-	-
Impairment of deferred tax asset on canceled non-qualified stock options	0.09	-	-	-	-
Release of disproportionate tax effects lodged in OCI	-	0.28	-	-	-
Return on common equity - Operating	9.98	10.07	12.01	12.25	8.01
Effect of goodwill and intangibles	0.76	1.95	3.68	3.56	2.56
Return on tangible common equity - Operating	10.74 %	12.02 %	15.69 %	15.81 %	10.57 %

(1) Merger-related and other charges for 2017, 2018 and 2019 include $761 thousand, $1,931 thousand and $449 thousand, respectively, of intangible amortization resulting from payments made to executives under their change of control agreements. The resulting intangible assets were being amortized over 12 to 24 months. No charges in 2016 or 1Q20.

40

Non-GAAP Reconciliation Tables

$ in thousands, except per share data

	2016 (1)	2017 (1)	2018 (1)	2019 (1)	1Q20 (1)
Return on Assets					
Return on assets - GAAP	1.00 %	0.62 %	1.35 %	1.46 %	0.99 %
Merger-related and other charges	0.05	0.09	0.05	0.05	0.02
Impact of tax reform on remeasurement of deferred tax asset	-	0.35	-	-	-
Impairment of deferred tax asset on canceled non-qualified stock options	0.01	-	-	-	-
Release of disproportionate tax effects lodged in OCI	-	0.03	-	-	-
Return on assets - Operating	1.06 %	1.09 %	1.40 %	1.51 %	1.01 %
Return on Assets to return on assets- pre-tax pre-provision					
Return on assets - GAAP	1.00 %	0.62 %	1.35 %	1.46 %	0.99 %
Income tax expense	0.62	0.95	0.41	0.43	0.27
Provision for credit losses	(0.01)	0.03	0.08	0.10	0.69
Return on assets - pre-tax, pre-provision	1.61	1.60	1.84	1.99	1.95
Merger-related and other charges	0.08	0.14	0.05	0.05	0.03
Return on assets - pre-tax, pre-provision, excluding merger-related and other charges	1.69 %	1.74 %	1.89 %	2.04 %	1.98 %
Efficiency Ratio					
Efficiency Ratio - GAAP	59.80 %	59.95 %	57.31 %	55.77 %	56.15 %
Merger-related and other charges	(2.02)	(3.28)	(1.37)	(1.27)	(0.56)
Efficiency Ratio - Operating	57.78 %	56.67 %	55.94 %	54.50 %	55.59 %
Tangible common equity to tangible assets					
Common Equity to assets ratio - GAAP	10.05 %	10.94 %	11.59 %	12.66 %	12.53 %
Effect of goodwill and intangibles	(1.28)	(1.80)	(2.30)	(2.34)	(2.31)
Tangible common equity to tangible assets ratio	8.77 %	9.14 %	9.29 %	10.32 %	10.22 %

(1) Merger-related and other charges for 2017, 2018 and 2019 include $761 thousand, $1,931 thousand and $449 thousand, respectively, of intangible amortization resulting from payments made to executives under their change of control agreements. The resulting intangible assets were being amortized over 12 to 24 months. No charges in 2016 or 1Q20.

41